Exhibit 16.1

JAMES STAFFORD
James Stafford Chartered Accountants* Suite 350 – 1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754 * Incorporated professional

Securities and Exchange Commission
100 Fifth Street, N.E.
Washington, D.C. 20549

13 August 2007

Subject:    Form 8-K

Dear Sirs:

We have read the statements made by Platinum Research Organization, Inc. (the “Company”) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K as part of the Company’s Form 8-K, dated 13 August 2007. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,
JAMES STAFFORD

“Bradley Stafford”

Per:

J. Bradley Stafford
Chartered Accountant